Exhibit 99.1

February 14, 2013

Contacts:	For news media – George C. Lewis, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Corporation Reports Strong 2012 Earnings, Increases Common Stock Dividend

•	Reported earnings of $2.60 per share and earnings from ongoing operations of $2.42 per share exceed 2012 forecast ranges
•	Annualized dividend increased to $1.47 per share, 11th increase in the past 12 years
•	Company announces 2013 earnings forecast

ALLENTOWN, Pa. (February 14, 2013) ― PPL Corporation (NYSE: PPL) announced on Thursday (2/14) strong 2012 earnings that exceeded forecast ranges, a 2013 earnings forecast range of $2.25 to $2.50 per share, and an increase in its quarterly common stock dividend — the 11th such increase in the past 12 years.

PPL’s 2012 reported earnings were $1.526 billion, or $2.60 per share, compared with $1.495 billion, or $2.70 per share in 2011. Per share earnings in 2012 include dilution of $0.14 per share because of common stock issued in April 2011 to fund the acquisition of the Midlands businesses in the United Kingdom.

Adjusting for special items, PPL’s earnings from ongoing operations were $1.417 billion, or $2.42 per share, in 2012 compared with $1.509 billion, or $2.73 per share, in 2011.

The increase in the quarterly common stock dividend to $0.3675 per share is payable April 1, 2013, to shareowners of record as of March 8, 2013.  On an annualized basis, the dividend is $1.47 per share, up from $1.44 per share. PPL has increased its dividend in 11 of the last 12 years; the new dividend rate reflects a 177 percent increase over that 12-year period.

“Given the significant challenges of 2012, we are very pleased with the earnings we are announcing today, which exceed our forecast ranges,” said William H. Spence, PPL’s chairman, president and chief executive officer. PPL’s forecast ranges for 2012 were $2.37 to $2.47 per share for reported earnings and $2.30 to $2.40 per share for earnings from ongoing operations.

“Our strong earnings — and steadily increasing dividends — deliver significant value to shareowners. Our 2012 performance also demonstrates our ability to meet the commitments we made regarding the major acquisitions in Kentucky and the United Kingdom, and reflects the persistent efforts of PPL people to manage through the challenges of the competitive wholesale power market,” Spence said.

PPL's reported earnings for the fourth quarter of 2012 were $359 million, or $0.60 per share, compared with $454 million, or $0.78 per share in the fourth quarter of 2011. Adjusting for special items, fourth quarter earnings from ongoing operations were $292 million, or $0.49 per share, compared with $410 million, or $0.71 per share in the fourth quarter of 2011.

PPL also announced its 2013 earnings forecast range of $2.25 to $2.50 per share, with a midpoint of $2.37 per share. PPL is projecting that its rate-regulated businesses will account for 85 percent of 2013 earnings, compared with 72 percent of ongoing earnings in 2012 and 58 percent of ongoing earnings in 2011.

“The 2013 earnings forecast reflects increased revenue from our three regulated businesses and lower energy margins for our supply business resulting largely from the roll-off of higher-priced hedges,” Spence said.

PPL’s 2013 earnings forecast also includes an additional scheduled outage at the Susquehanna nuclear power plant in Pennsylvania that accelerates PPL’s plan to address turbine blade issues that have affected both Susquehanna units.

“While the additional scheduled Susquehanna outage impacts projected 2013 earnings by about 5 cents per share, implementing a long-term solution sooner than previously planned reduces future risk and minimizes the overall financial effect on PPL,” Spence said.

2012 Earnings Details

PPL’s 2012 reported earnings include net special item credits of $109 million, or $0.18 per share, compared with net special item charges of $14 million, or $0.03 per share, in 2011.

The special item credits for 2012 include $0.13 per share to adjust a U.K. liability related to line losses, $0.13 per share for a reduction in the U.K. corporate income tax rate, and $0.07 per share for adjusted energy-related economic activity. These special item credits were partially offset by special item charges that include $0.06 per share for foreign currency-related economic hedges, $0.03 per share for coal contract modification payments and $0.03 per share for an impairment of an equity method investment in the Kentucky Regulated segment.

Reported earnings are calculated in accordance with U.S. generally accepted accounting principles (GAAP). Earnings from ongoing operations, a non-GAAP financial measure, are adjusted for special items that include the impact of adjusted energy-related economic activity (principally changes in fair value of economic hedges and the ineffective portion of qualifying cash flow hedges), acquisition-related adjustments, and other impacts fully detailed at the end of this news release.

(Dollars in millions, except for per share amounts)
	2012	2011	% Change
Reported Earnings	$1,526	$1,495	2%
Reported Earnings Per Share	$2.60	$2.70	-4%
Earnings from Ongoing Operations	$1,417	$1,509	-6%
Earnings from Ongoing Operations Per Share	$2.42	$2.73	-11%

Fourth Quarter 2012 Earnings Details

PPL’s reported earnings for the fourth quarter of 2012 include net special item credits of $0.11 per share. The special item credits include $0.13 per share to adjust a U.K. liability related to line losses and $0.02 per share for adjusted energy-related economic activity. The credits were partially offset by special item charges including $0.03 per share for an impairment of an equity method investment in the Kentucky Regulated segment and $0.01 per share for foreign currency-related economic hedges.

 (Dollars in millions, except for per share amounts)
	4th Quarter	4th Quarter
	2012	2011	% Change
Reported Earnings	$359	$454	-21%
Reported Earnings Per Share	$0.60	$0.78	-23%
Earnings from Ongoing Operations	$292	$410	-29%
Earnings from Ongoing Operations Per Share	$0.49	$0.71	-31%

(See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

Annual and Fourth-Quarter 2012 Earnings by Segment

The following chart shows PPL’s earnings by segment for 2012 and the fourth quarter of 2012, compared with the same periods of 2011.

Per share	Year		4th Quarter
Earnings from ongoing operations	2012	2011	2012	2011

Kentucky Regulated	$0.33	$0.40	$0.08	$0.06
U.K. Regulated	1.19	0.87	0.29	0.28
Pennsylvania Regulated	0.22	0.31	0.05	0.10
Supply	0.68	1.15	0.07	0.27
Total	$2.42	$2.73	$0.49	$0.71

Special items

Kentucky Regulated	$(0.03)	$–	$(0.03)	$–
U.K. Regulated	0.18	(0.28)	0.12	(0.12)
Pennsylvania Regulated	–	–	–	–
Supply	0.03	0.25	0.02	0.19
Total	$0.18	$(0.03)	$0.11	$0.07

Reported earnings

Kentucky Regulated	$0.30	$0.40	$0.05	$0.06
U.K. Regulated	1.37	0.59	0.41	0.16
Pennsylvania Regulated	0.22	0.31	0.05	0.10
Supply	0.71	1.40	0.09	0.46
Total	$2.60	$2.70	$0.60	$0.78

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Segment Earnings from Ongoing Operations

Kentucky Regulated Segment
PPL’s Kentucky Regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and Kentucky Utilities Company.

Segment earnings from ongoing operations decreased in 2012 by $0.07 per share compared to a year ago primarily due to higher operation and maintenance expense, higher depreciation, higher property taxes, losses from an equity method investment and dilution of $0.02 per share, partially offset by lower income taxes.

Segment earnings from ongoing operations in the fourth quarter of 2012 increased by $0.02 per share compared with the fourth quarter of 2011 primarily due to higher retail margins as a result of returns on new environmental investments, increased residential sales due to customer growth, and more seasonable weather than in 2011.

U.K. Regulated Segment
PPL’s U.K. Regulated segment consists of the regulated electricity delivery operations of Western Power Distribution, serving Southwest and Central England and South Wales.

Segment earnings from ongoing operations in 2012 increased by $0.32 per share compared to a year ago primarily due to four additional months of earnings from the WPD Midlands businesses, higher delivery revenue and lower U.K. income taxes, partially offset by higher U.S. income taxes, higher depreciation, a less favorable currency exchange rate, and dilution of $0.07 per share.

Segment earnings from ongoing operations in the fourth quarter of 2012 increased by $0.01 per share compared with the fourth quarter of 2011 primarily due to higher delivery revenue, partially offset by higher operation and maintenance expense and higher income taxes.

Pennsylvania Regulated Segment
PPL’s Pennsylvania Regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.

Segment earnings from ongoing operations in 2012 decreased by $0.09 per share compared to a year ago primarily due to higher operation and maintenance expense, higher income and non-income taxes, lower distribution margins as a result of mild weather early in the year, higher depreciation and dilution of $0.01 per share, partially offset by higher transmission revenue and lower financing costs due to the redemption of $250 million of preferred securities.

Segment earnings from ongoing operations in the fourth quarter of 2012 decreased by $0.05 per share compared with the fourth quarter of 2011 primarily due to higher operation and maintenance expense and higher income and non-income taxes, partially offset by higher transmission revenue, higher distribution margins due to colder weather and lower financing costs.

Supply Segment
PPL’s Supply segment consists primarily of the competitive electricity generation and energy marketing operations of PPL Energy Supply.

Segment earnings from ongoing operations in 2012 decreased by $0.47 per share compared to a year ago primarily due to lower Eastern energy margins resulting from lower baseload energy and capacity prices, lower Western energy margins resulting from an early 2012 contract termination related to the bankruptcy of a large customer, higher operation and maintenance expense, higher depreciation, higher income taxes, higher financing costs and dilution of $0.04 per share.

Segment earnings from ongoing operations in the fourth quarter of 2012 decreased by $0.20 per share compared with the fourth quarter of 2011 primarily due to lower nuclear and fossil-fuel generation output in the East, lower Western energy margins, higher operation and maintenance expense, higher income taxes and higher depreciation, partially offset by higher capacity prices.

2013 Earnings Forecast by Segment

In the fourth quarter of 2012, PPL adopted a new consolidated financing strategy that, beginning in 2013, will change the presentation of operating results for purposes of assessing performance by PPL management. The segments will continue to be Kentucky Regulated, U.K. Regulated, Pennsylvania Regulated and Supply; however, certain corporate-level financing and other costs will not be allocated or assigned to segments, but rather will be presented in a separate category, Corporate and Other, to reconcile segment results to PPL’s consolidated results. Non-financing costs to be presented in this category are not expected to be significant.

PPL’s recent growth in rate-regulated businesses provides the organization with an enhanced corporate level financing alternative, PPL Capital Funding, Inc. (Cap Funding), that further enables PPL to support targeted credit profiles cost effectively across all of PPL’s rated companies. As a result, PPL plans to further utilize Cap Funding in addition to continued direct financing by the operating companies, as appropriate.

Cap Funding participated significantly in the financing for the acquisitions of LKE and WPD Midlands. The associated financing costs, as well as the financing costs associated with prior issuances of certain other Cap Funding securities, are and will continue to be assigned to the appropriate segments. The financing costs associated with Cap Funding’s $400 million of 3.5% Senior Notes issued in October 2012, as well as future securities issuances at Cap Funding, are not expected to be directly assignable or allocable to any segment and will be reflected in Corporate and Other beginning in 2013.

Earnings per share	2013 forecast midpoint	2012 actual (ongoing earnings)

Kentucky Regulated	$ 0.47	$ 0.33
U.K. Regulated	1.25	1.19
Pennsylvania Regulated	0.29	0.22
Supply	0.40	0.68
Corporate and Other	(0.04)	-
Total	$ 2.37	$ 2.42

PPL expects lower earnings in 2013 compared with 2012, primarily due to lower energy margins in the Supply segment, partially offset by higher earnings in PPL’s three regulated segments.  These projected earnings also reflect dilution of $0.11 per share associated with 2013 common stock issuances related to PPL’s 2010 Equity Units and April 2012 forward stock sale.

Kentucky Regulated Segment
PPL projects higher segment earnings in 2013 compared with 2012, primarily driven by electric and gas base rate increases effective January 1, 2013, returns on additional environmental capital investments and retail load growth, partially offset by higher operation and maintenance expense. Dilution for 2013 is expected to be $0.02 per share.

U.K. Regulated Segment
PPL projects higher segment earnings in 2013 compared with 2012, primarily driven by higher electricity delivery revenue and lower income taxes, partially offset by higher operation and maintenance expense, higher depreciation and higher interest expense. Dilution for 2013 is expected to be $0.06 per share.

Pennsylvania Regulated Segment
PPL projects higher segment earnings in 2013 compared with 2012, primarily driven by higher distribution revenues from a distribution base rate increase effective January 1, 2013, and higher transmission margins, partially offset by higher depreciation. Dilution for 2013 is expected to be $0.01 per share.

Supply Segment
PPL projects lower segment earnings in 2013 compared with 2012 primarily driven by lower energy prices, higher fuel costs, higher operation and maintenance expense, higher depreciation and higher financing costs, which are partially offset by higher capacity prices and higher nuclear generation output despite scheduled outages for both Susquehanna units to implement a long-term solution to turbine blade issues. Dilution for 2013 is expected to be $0.02 per share.

Corporate and Other
This category primarily includes unallocated corporate-level financing and other costs.

PPL Corporation (NYSE: PPL), with annual revenue of more than $12 billion, is one of the largest companies in the U.S. utility sector. The PPL family of companies delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom, owns more than 18,000 megawatts of generating capacity in the United States and sells energy in key U.S. markets. More information is available at www.pplweb.com.
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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about annual and fourth quarter 2012 financial results at 9 a.m. (Eastern Time) Thursday, February 14. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s website: www.pplweb.com. The webcast will be available for replay on the PPL website for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID#97396937).

“Earnings from ongoing operations” should not be considered as an alternative to reported earnings, or net income attributable to PPL, which is an indicator of operating performance determined in accordance with U.S. generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•	Adjusted energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring impacts.
•	Acquisition-related adjustments.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Adjusted energy-related economic activity includes the changes in fair value of positions used economically to hedge a portion of the economic value of PPL’s generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Also included in adjusted energy-related economic activity is the ineffective portion of qualifying cash flow hedges, the monetization of certain full-requirement sales contracts and premium amortization associated with options. This economic activity is deferred, with the exception of the full-requirement sales contracts that were monetized, and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on adjusted energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; the length of scheduled and unscheduled outages at our plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions, and PPL Corporation’s ability to realize the expected benefits from acquired businesses, including the 2010 acquisition of Louisville Gas and Electric Company and Kentucky Utilities Company and the 2011 acquisition of the Central Networks electricity distribution businesses in the U.K.; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.
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Note to Editors: Visit PPL’s media web site at www.pplnewsroom.com for additional news and background about PPL Corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	December 31,	December 31,
	2012	2011
Assets
Cash and cash equivalents	$901	$1,202
Price risk management assets - current	1,525	2,548
Other current assets	2,642	2,676
Investments	759	718
Property, Plant and Equipment
Regulated utility plant	25,196	22,994
Less: Accumulated depreciation - regulated utility plant	4,164	3,534
Regulated utility plant, net	21,032	19,460
Non-regulated property, plant and equipment	12,545	11,608
Less: Accumulated depreciation - non-regulated property, plant and equipment	5,942	5,676
Non-regulated property, plant and equipment, net	6,603	5,932
Construction work in progress	2,397	1,874
Property, Plant and Equipment, net	30,032	27,266
Regulatory assets	1,483	1,349
Goodwill and other intangibles	5,083	5,179
Price risk management assets - noncurrent	572	920
Other noncurrent assets	637	790
Total Assets	$43,634	$42,648

Liabilities and Equity
Short-term debt	$652	$578
Long-term debt due within one year	751
Accounts payable	1,252	1,150
Price risk management liabilities - current	1,065	1,570
Other current liabilities	1,905	1,957
Long-term debt	18,725	17,993
Deferred income taxes and investment tax credits	3,715	3,611
Price risk management liabilities - noncurrent	629	840
Accrued pension obligations	2,076	1,313
Regulatory liabilities	1,010	1,010
Other noncurrent liabilities	1,356	1,530
Common stock and additional paid-in-capital	6,942	6,819
Earnings reinvested	5,478	4,797
Accumulated other comprehensive loss	(1,940)	(788)
Noncontrolling interests	18	268
Total Liabilities and Equity	$43,634	$42,648

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation.  Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012 (a)	2011 (a)

Operating Revenues
Utility	$1,796	$1,597	$6,808	$6,292
Unregulated retail electric and gas (b)	224	209	844	726
Wholesale energy marketing
Realized	1,066	1,130	4,433	3,807
Unrealized economic activity (b)	11	1,178	(311)	1,407
Net energy trading margins	(3)	(16)	4	(2)
Energy-related businesses	128	120	508	507
Total Operating Revenues	3,222	4,218	12,286	12,737
Operating Expenses
Operation
Fuel (b)	432	454	1,837	1,946
Energy purchases
Realized	744	663	2,997	2,130
Unrealized economic activity (b)	(22)	1,074	(442)	1,123
Other operation and maintenance	740	626	2,835	2,667
Depreciation	287	263	1,100	960
Taxes, other than income	98	88	366	326
Energy-related businesses	121	116	484	484
Total Operating Expenses	2,400	3,284	9,177	9,636
Operating Income	822	934	3,109	3,101
Other Income (Expense) - net	(8)	6	(39)	4
Other-Than-Temporary Impairments	26		27	6
Interest Expense	247	220	961	898
Income from Continuing Operations Before Income Taxes	541	720	2,082	2,201
Income Taxes	181	262	545	691
Income from Continuing Operations After Income Taxes	360	458	1,537	1,510
Income (Loss) from Discontinued Operations (net of income taxes)			(6)	2
Net Income	360	458	1,531	1,512
Net Income Attributable to Noncontrolling Interests	1	4	5	17
Net Income Attributable to PPL Shareowners	$359	$454	$1,526	$1,495

Amounts Attributable to PPL Shareowners
Income from Continuing Operations After Income Taxes	$359	$454	$1,532	$1,493
Income (Loss) from Discontinued Operations (net of income taxes)			(6)	2
Net Income	$359	$454	$1,526	$1,495

Earnings Per Share of Common Stock - Basic
Net Income Available to PPL Common Shareowners	$0.61	$0.78	$2.61	$2.71

Earnings Per Share of Common Stock - Diluted (c)
Earnings from Ongoing Operations	$0.49	$0.71	$2.42	$2.73
Special Items	0.11	0.07	0.18	(0.03)
Net Income Available to PPL Common Shareowners	$0.60	$0.78	$2.60	$2.70

Weighted-Average Shares of Common Stock Outstanding
(in thousands)
Basic	581,492	578,153	580,276	550,395
Diluted	583,644	579,347	581,626	550,952

(a)
The results of operations for 2012 are not comparable with 2011 due to the acquisition of WPD Midlands.  WPD Midlands' results are consolidated on a one- month lag, and includes eight months of results in 2011, as the date of the acquisition was April 1, 2011.

(b)	Includes activity from energy-related contracts to hedge future cash flows that are not eligible for hedge accounting, or for which hedge accounting was not elected.
(c)	Earnings in 2012 and 2011 were impacted by several special items, as described in the text and tables of this news release. Earnings from ongoing operations exclude the impact of these special items.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	2012	2011 (a)	2010 (a)
Cash Flows from Operating Activities
Net income	$1,531	$1,512	$959
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	1,100	961	567
Amortization	186	254	213
Defined benefit plans - expense	166	205	102
Deferred income taxes and investment tax credits	441	582	241
Impairment of assets	28	13	120
Unrealized (gains) losses on derivatives, and other hedging activities	27	(314)	542
Provision for Montana hydroelectric litigation		(74)	66
Change in current assets and current liabilities
Prepayments	(5)	294	(318)
Counterparty collateral	(34)	(190)	(18)
Other	(26)	56	(20)
Other operating activities
Defined benefit plans - funding	(607)	(667)	(396)
Other operating activities	(91)	(125)	(25)
Net cash provided by operating activities	2,716	2,507	2,033
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(3,057)	(2,487)	(1,597)
Proceeds from the sale of certain non-core generation facilities		381
Proceeds from the sale of the Long Island generation business			124
Proceeds from the sale of the Maine hydroelectric generation business			38
Ironwood Acquisition, net of cash acquired	(84)
Acquisition of WPD Midlands		(5,763)
Acquisition of LKE, net of cash acquired			(6,812)
Purchases of nuclear plant decommissioning trust investments	(154)	(169)	(128)
Proceeds from the sale of nuclear plant decommissioning trust investments	139	156	114
Proceeds from the sale of other investments	20	163
Net (increase) decrease in restricted cash and cash equivalents	96	(143)	85
Other investing activities	(35)	(90)	(53)
Net cash used in investing activities	(3,075)	(7,952)	(8,229)
Cash Flows from Financing Activities
Issuance of long-term debt	1,223	5,745	4,642
Retirement of long-term debt	(108)	(1,210)	(20)
Issuance of common stock	72	2,297	2,441
Payment of common stock dividends	(833)	(746)	(566)
Redemption of preference stock of a subsidiary	(250)		(54)
Debt issuance and credit facility costs	(17)	(102)	(175)
Contract adjustment payments on Equity Units	(94)	(72)	(13)
Net increase (decrease) in short-term debt	74	(125)	70
Other financing activities	(19)	(20)	(18)
Net cash provided by financing activities	48	5,767	6,307
Effect of Exchange Rates on Cash and Cash Equivalents	10	(45)	13
Net Increase (Decrease) in Cash and Cash Equivalents	(301)	277	124
Cash and Cash Equivalents at Beginning of Period	1,202	925	801
Cash and Cash Equivalents at End of Period	$901	$1,202	$925

(a)
LKE's cash flows are consolidated for two months in 2010, as the date of acquisition was November 1, 2010.  WPD Midlands' cash flows are consolidated on a one-month lag, and includes eight months of results in 2011, as the date of acquisition was April 1, 2011.

Key Indicators (Unaudited)

					12 Months Ended
					December 31,
Financial					2012	2011

Dividends declared per share					$ 1.44	$ 1.40
Book value per share (a)					$ 18.01	$ 18.72
Market price per share (a)					$ 28.63	$ 29.42
Dividend yield (a)					5.0%	4.8%
Dividend payout ratio (b)					55%	52%
Dividend payout ratio - earnings from ongoing operations (c)					60%	51%
Price/earnings ratio (a)(b)					11.0	10.9
Price/earnings ratio - earnings from ongoing operations (a)(c)					11.8	10.8
Return on average common equity					13.76%	14.93%
Return on average common equity - earnings from ongoing operations (c)					12.78%	15.08%

(a) End of period.
(b) Based on diluted earnings per share.
(c) Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended December 31,			12 Months Ended December 31,
			Percent			Percent
(GWh)	2012	2011	Change	2012	2011	Change

Domestic Retail Delivered
PPL Electric Utilities (a)	8,917	8,854	0.7%	36,023	36,908	(2.4%)
LKE	7,215	7,119	1.3%	30,908	30,898	0.0%
Total	16,132	15,973	1.0%	66,931	67,806	(1.3%)

Domestic Retail Supplied (b)
PPL EnergyPlus	2,938	2,537	15.8%	11,471	9,249	24.0%
LKE	7,215	7,119	1.3%	30,908	30,898	0.0%
Total	10,153	9,656	5.1%	42,379	40,147	5.6%

International Delivered
United Kingdom (c)	19,518	19,487	0.2%	77,467	58,245	33.0%

Domestic Wholesale Supplied
PPL EnergyPlus - East	10,405	13,427	(22.5%)	46,585	51,804	(10.1%)
PPL EnergyPlus - West	2,173	2,465	(11.8%)	7,413	10,327	(28.2%)
LKE (d)	595	1,039	(42.7%)	2,304	3,550	(35.1%)
Total	13,173	16,931	(22.2%)	56,302	65,681	(14.3%)

(a)	Prior period volumes were restated to include unbilled volumes.
(b)
Represents GWh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to other retail customers in Pennsylvania, New Jersey, Montana, Delaware and Maryland.  Also includes GWh supplied by LKE to retail customers in Kentucky, Virginia and Tennessee.

(c)
The WPD Midlands acquisition occurred April 1, 2011 and sales volumes are reported on a one-month lag.  The twelve months ended December 31, 2012 and 2011 include 51,603 GWh and 31,900 GWh delivered by WPD Midlands.

(d)	Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

4th Quarter 2012	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$44	$172	$37	$39	$292
Special Items:
Adjusted energy-related economic activity, net				15	15
Foreign currency-related economic hedges		(5)			(5)
Impairments:
Other asset impairments	(15)			(1)	(16)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(2)			(2)
Other:
Change in U.K. tax rate		1			1
Line loss adjustment		74			74
Total Special Items	(15)	68		14	67
Reported Earnings	$29	$240	$37	$53	$359

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.08	$0.29	$0.05	$0.07	$0.49
Special Items:
Adjusted energy-related economic activity, net				0.02	0.02
Foreign currency-related economic hedges		(0.01)			(0.01)
Impairments:
Other asset impairments	(0.03)				(0.03)
Other:
Line loss adjustment		0.13			0.13
Total Special Items	(0.03)	0.12		0.02	0.11
Reported Earnings	$0.05	$0.41	$0.05	$0.09	$0.60

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

Year-to-Date December 31, 2012	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated (a)	Regulated	Supply	Total
Earnings from Ongoing Operations	$193	$696	$132	$396	$1,417
Special Items:
Adjusted energy-related economic activity, net				38	38
Foreign currency-related economic hedges		(33)			(33)
Impairments:
Adjustments - nuclear decommissioning trust investments				2	2
Other asset impairments	(15)			(1)	(16)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(11)			(11)
Other acquisition-related adjustments		2			2
LKE
Net operating loss carryforward and other tax-related adjustments	4				4
Other:
LKE discontinued operations	(5)				(5)
Change in U.K. tax rate		75			75
Counterparty bankruptcy				(6)	(6)
Wholesale supply cost reimbursement				1	1
Ash basin leak remediation adjustment				1	1
Coal contract modification payments				(17)	(17)
Line loss adjustment		74			74
Total Special Items	(16)	107		18	109
Reported Earnings	$177	$803	$132	$414	$1,526

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated (a)	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.33	$1.19	$0.22	$0.68	$2.42
Special Items:
Adjusted energy-related economic activity, net				0.07	0.07
Foreign currency-related economic hedges		(0.06)			(0.06)
Impairments:
Other asset impairments	(0.03)				(0.03)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(0.02)			(0.02)
LKE
Net operating loss carryforward and other tax-related adjustments	0.01				0.01
Other:
LKE discontinued operations	(0.01)				(0.01)
Change in U.K. tax rate		0.13			0.13
Counterparty bankruptcy				(0.01)	(0.01)
Coal contract modification payments				(0.03)	(0.03)
Line loss adjustment		0.13			0.13
Total Special Items	(0.03)	0.18		0.03	0.18
Reported Earnings	$0.30	$1.37	$0.22	$0.71	$2.60

(a)
The results of operations for 2012 are not comparable with 2011 due to the acquisition of WPD Midlands.  WPD Midlands' results are consolidated on a one-month lag, and include eight months of results in 2011, as the date of acquisition was April 1, 2011.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

4th Quarter 2011	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$36	$164	$58	$152	$410
Special Items:
Adjusted energy-related economic activity, net				69	69
Foreign currency-related economic hedges		(3)			(3)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(7)			(7)
Other acquisition-related costs		(21)			(21)
Other:
Montana hydroelectric litigation				47	47
Windfall profits tax litigation		(39)			(39)
Counterparty bankruptcy				(6)	(6)
Wholesale supply cost reimbursement				4	4
Total Special Items		(70)		114	44
Reported Earnings	$36	$94	$58	$266	$454

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.06	$0.28	$0.10	$0.27	$0.71
Special Items:
Adjusted energy-related economic activity, net				0.11	0.11
Acquistion-related adjustments:
WPD Midlands
Separation benefits		(0.01)			(0.01)
Other acquisition-related costs		(0.04)			(0.04)
Other:
Montana hydroelectric litigation				0.08	0.08
Windfall profits tax litigation		(0.07)			(0.07)
Counterparty bankruptcy				(0.01)	(0.01)
Wholesale supply cost reimbursement				0.01	0.01
Total Special Items		(0.12)		0.19	0.07
Reported Earnings	$0.06	$0.16	$0.10	$0.46	$0.78

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

Year-to-Date December 31, 2011	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated (a)	Regulated	Supply	Total
Earnings from Ongoing Operations	$220	$482	$173	$634	$1,509
Special Items:
Adjusted energy-related economic activity, net	1			72	73
Foreign currency-related economic hedges		5			5
Impairments:
Emission allowances				(1)	(1)
Renewable energy credits				(3)	(3)
Acquisition-related adjustments:
WPD Midlands
2011 Bridge Facility costs		(30)			(30)
Foreign currency loss on 2011 Bridge Facility		(38)			(38)
Net hedge gains		38			38
Hedge ineffectiveness		(9)			(9)
U.K. stamp duty tax		(21)			(21)
Separation benefits		(75)			(75)
Other acquisition-related costs		(57)			(57)
LKE
Sale of certain non-core generation facilities				(2)	(2)
Other:
Montana hydroelectric litigation				45	45
Litigation settlement - spent nuclear fuel storage				33	33
Change in U.K. tax rate		69			69
Windfall profits tax litigation		(39)			(39)
Counterparty bankruptcy				(6)	(6)
Wholesale supply cost reimbursement				4	4
Total Special Items	1	(157)		142	(14)
Reported Earnings	$221	$325	$173	$776	$1,495

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated (a)	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.40	$0.87	$0.31	$1.15	$2.73
Special Items:
Adjusted energy-related economic activity, net				0.12	0.12
Foreign currency-related economic hedges		0.01			0.01
Impairments:
Renewable energy credits				(0.01)	(0.01)
Acquisition-related adjustments:
WPD Midlands
2011 Bridge Facility costs		(0.05)			(0.05)
Foreign currency loss on 2011 Bridge Facility		(0.07)			(0.07)
Net hedge gains		0.07			0.07
Hedge ineffectiveness		(0.02)			(0.02)
U.K. stamp duty tax		(0.04)			(0.04)
Separation benefits		(0.13)			(0.13)
Other acquisition-related costs		(0.10)			(0.10)
Other:
Montana hydroelectric litigation				0.08	0.08
Litigation settlement - spent nuclear fuel storage				0.06	0.06
Change in U.K. tax rate		0.12			0.12
Windfall profits tax litigation		(0.07)			(0.07)
Counterparty bankruptcy				(0.01)	(0.01)
Wholesale supply cost reimbursement				0.01	0.01
Total Special Items		(0.28)		0.25	(0.03)
Reported Earnings	$0.40	$0.59	$0.31	$1.40	$2.70

(a)
The results of operations for 2012 are not comparable with 2011 due to the acquisition of WPD Midlands.  WPD Midlands' results are consolidated on a one-month lag, and include eight months of results in 2011, as the date of the acquisition was April 1, 2011.